Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-266433, 333-265714 and 333-253010 on Form S-1, Registration Statement No. 333-268748 on Form S-3 and Registration Statement Nos. 333-266490, 333-271421 and 333-278503 on Form S-8 of our report dated March 14, 2025, relating to the consolidated financial statements of biote Corp. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 14, 2025